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                                                                  EXHIBIT 10.6.1

                                                                  EXHIBIT A


                 RETIREMENT RESTORATION PLAN I OF CONOCO INC.
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Preamble
--------

The Retirement Restoration Plan I of Conoco Inc. ("Plan") is a successor plan to the Retirement Restoration Plan of Conoco Inc. It provides benefits which were described in Section 3.A. of that plan.


SECTION 1.  PURPOSE

The purpose of this Plan is to provide each member of the Title Two of the Pension and Retirement Plan ("Retirement Plan") all benefits otherwise payable in accordance with the terms thereof, but for the limitation on maximum benefits set forth in Section 4(8) of the Retirement Plan and but for the limit on compensation set forth in Section 1(9) of the Retirement Plan.

The limitation on maximum benefits is designed to comply with Internal Revenue Code Section 415 and the limit on compensation is designed to comply with Internal Revenue Code Section 401(a)(17).


SECTION 2.  ADMINISTRATION

A. The Plan shall be administered by the Employee Benefit Plans Board ("Board") as defined in Section 1(6) of the Retirement Plan.

B. The Board shall have the power to interpret the Plan, establish rules for the administration of the Plan, and make all other determinations necessary or desirable for the Plan's administration.

C. The decision of the Board on any question concerning or involving the interpretation or administration of the Plan shall be final and conclusive.


SECTION 3.  ELIGIBILITY FOR BENEFITS AND AMOUNT OF BENEFITS

All members of the Retirement Plan who would otherwise be entitled to benefits from the Retirement Plan in accordance with the terms thereof, but for the limitation on maximum benefits set forth in Section 4(8) of the Retirement Plan and but for the limitation on compensation set forth in Section 1(9) of the Retirement Plan, shall be paid such benefits under this Plan. The benefits due under this Plan are the difference between the benefits which would have been payable under the Retirement Plan but for the limitation on benefits and the limitation on compensation identified above and the benefits actually payable under the Retirement Plan.

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

                                                                  EXHIBIT 10.6.1

                                                                  EXHIBIT A


SECTION 4.  PAYMENT OF BENEFITS

A. This Plan shall be an unfunded plan, and payments of benefits pursuant to this Plan shall be made from the general assets of Conoco Inc.

B. Benefits paid under this Plan to a participant or designated beneficiary shall be paid in the form of a single life annuity, or in any of the forms detailed in Section 4(3)(a) or 4(3)(b) of the Retirement Plan in an amount actuarially equivalent to such single life annuity. The receipt of benefits may be deferred in accordance with procedures established by the Board. Elections regarding the form and payment of benefits shall be made independent of any election under the Retirement Plan and in such manner and at such time as the Board prescribes.

C. Benefits payable under this Plan shall begin to be paid within a reasonable time after the amount of a participant's benefits pursuant to this Plan has been established. Notwithstanding the preceding sentence, participants who retire pursuant to Section 4(2)(d) of the Retirement Plan cannot begin to receive the benefits payable under this Plan until the end of the first full calendar month following age 50.


SECTION 5.  BENEFICIARIES

A. Beneficiaries under this Plan shall be named in accordance with procedures established by the Board.

B. Notwithstanding anything to the contrary contained herein or in the Retirement Plan, a participant or beneficiary who is awaiting payment pursuant to a lump sum election may, until death, change the beneficiary designated to receive benefits under this Plan.

C. In no event shall any change in beneficiary pursuant to Section 5(B) affect the amount of benefits payable under this Plan.


SECTION 6.  AMENDMENT, SUSPENSION, TERMINATION

The Board of Directors of Conoco Inc. may, at any time, amend, suspend, or terminate this Plan.

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                                                                  EXHIBIT 10.6.1

                                                                  EXHIBIT B


                 RETIREMENT RESTORATION PLAN II OF CONOCO INC.
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Preamble
--------

The Retirement Restoration Plan II of Conoco Inc. ("Plan") is a successor plan to the former Retirement Restoration Plan of Conoco Inc. It provides benefits which were described in Sections 3.B. and 3.C. of that plan.


SECTION 1.  PURPOSE

A.   Retirement Restoration Compensation feature:

     The purpose of this feature of the Plan is to provide each member of Title Two of the Pension and Retirement Plan ("Retirement Plan") who is a participant in the Incentive Compensation Plan of Conoco Inc. under which awards were granted on and after January 1, 1981, and the Incentive Compensation Plan if E. I. du Pont de Nemours and Company and such other Variable Compensation Plans ("VC Plan") as may from time to time be in effect in substitution therefor and in which members of the Retirement Plan shall participate, all benefits to which the participant would be entitled if compensation, as defined in the Retirement Plan, included the annual awards (or in the case of Members who did not have an Hour of Service under the Retirement Plan on or after August 1, 1994, one-half the annual awards) granted to the member under the VC Plan then in effect.

B.   Retirement Restoration Enhancement feature:

     The purpose of this feature of the Plan is to provide each member of the Retirement Plan who was not eligible for benefits under the Temporary Retirement/Termination Incentive Program due to salary grade and who is approved for retirement enhancement by the President of Conoco Inc. or his delegee, retirement benefits provided for in the Retirement Plan under the terms of the Temporary Retirement/Termination Incentive Program, but without the limitations on salary grade and election date.

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